Exhibit 32
                    CERTIFICATION PURSUANT TO
                         18 U.S.C. 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of AEI Net Lease Income & Growth Fund XX Limited Partnership (the "Partnership") on Form 10-Q for the period ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Robert P. Johnson, President of AEI
Fund Management XX, Inc., the Managing General Partner of the Partnership, and Patrick W. Keene, Chief Financial Officer of AEI Fund Management XX, Inc., each certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   The  Report  fully  complies with the  requirements  of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.   The   information  contained  in  the   Report   fairly
          presents, in all material respects, the financial condition and results of operations of the Partnership.


                               /s/ ROBERT P JOHNSON
                                   Robert P. Johnson, President
                                   AEI Fund Management XX, Inc.
                                   Managing General Partner
                                   May 12, 2011



                               /s/ PATRICK W KEENE
                                   Patrick W. Keene, Chief Financial Officer
                                   AEI Fund Management XX, Inc.
                                   Managing General Partner
                                   May 12, 2011